Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2019 Results

•	Revenue of $655 million in Q4’19, growth of 26% from Q4’18

•	Full year 2019 revenue grew 9%, GAAP EPS 14%, Non-GAAP EPS 21%

•	Strong Semiconductor Test and LitePoint Wireless shipments drove Q4 revenue above the high end of guidance

•	Industrial Automation revenue growth of 5% in Q4, 14% in 2019

•	Quarterly dividend increased 11% to $0.10 beginning in Q1’20

•	Board authorized a $1 billion share repurchase program, expect to repurchase a minimum of $250 million in shares in 2020

	Q4’19	Q4’18	Q3’19	FY 2019	FY 2018
Revenue (mil)	$655	$520	$582	$2,295	$2,101
GAAP EPS	$0.75	$0.79	$0.75	$2.67	$2.35
Non-GAAP EPS	$0.88	$0.63	$0.77	$2.86	$2.37

==========================================

NORTH READING, Mass. – January 22, 2020 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $655 million for the fourth quarter of 2019 of which $439 million was in Semiconductor Test, $88 million in Industrial Automation (IA), $83 million in System Test, and $45 million in Wireless Test. GAAP net income for the fourth quarter was $136.8 million or $0.75 per diluted share. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $152.7 million, or $0.88 per diluted share, which excluded acquired intangible asset amortization, pension actuarial losses, restructuring and other charges, non-cash convertible debt interest, and included the related tax impact on non-GAAP adjustments.

“We delivered revenue and profits above plan in the fourth quarter on higher than expected memory and wireless test demand combined with continued 5G infrastructure test demand,” said CEO and President Mark Jagiela. “For the full year, we increased total company revenue 9% and non-GAAP earnings 21%, our sixth consecutive year of earnings growth. Despite the headwinds in global industrial automation investment, Universal Robots grew revenue 6% for the year and MiR grew 43% on a pro-forma basis. In Q4, we strengthened our IA portfolio with the addition of AutoGuide and their innovative autonomous mobile forklifts and tuggers to our line-up of easy to deploy, safe, and fast ROI automation products.”

“Beyond the strong financial performance, 2019 was a significant year for the company strategically as we introduced major new products in growing segments across our test and industrial automation businesses. These products expand our served markets and position us for continued growth in 2020. Our Q1 outlook reflects the impact of customer production ramps from several design wins using these new products along with early test demand for smartphone related silicon and storage test capacity expansions. We expect this revenue profile to continue through the second quarter before tapering in the second half of the year.”

Teradyne’s Board of Directors declared an 11% increase to the quarterly cash dividend to $0.10 per share, payable on March 20, 2020 to shareholders of record as of the close of business on February 21, 2020. The Board also authorized a $1 billion share repurchase program and the company expects to repurchase a minimum of $250 million of its common stock in 2020.

Guidance for the first quarter of 2020 is revenue of $670 million to $710 million, with GAAP net income of $0.75 to $0.85 per diluted share and non-GAAP net income of $0.86 to $0.96 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 10 a.m. ET, Thursday, January 23. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 10 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for

Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2019, Teradyne had revenue of $2.3 billion and today employs 5,400 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of the U.S. export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, or the impact of the U.S. export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S.—regulated products, software and technology to the designated Huawei entities. While most of our products are not subject to the EAR and therefore not affected by the Entity List restrictions, some of our products are currently manufactured in the U.S. and thus subject to the Entity List restrictions. Compliance with the current Entity List restrictions has not significantly impacted our sales. There have been recent news reports that the U.S. Department of Commerce plans to modify the U.S. EAR to expand the scope of the regulations to include more products that would become subject to the Entity List restrictions relating to Huawei and the designated Huawei entities including HiSilicon. These modified regulations, if implemented as currently reported, would impact our ability to continue to sell certain products directly to Huawei and HiSilicon, both of which are significant Teradyne customers. However, based on our understanding, these proposed modified regulations would not impact our sales to third party contract manufacturers used by Huawei and HiSilicon to manufacture and test semiconductor and other electronic devices. Because the business environment for Huawei is both fluid and uncertain, there are also risks that Huawei and HiSilicon may have less demand for our products and/or may purchase products from our competitors who are not impacted by the U.S. regulations. Until these or any new regulations become public and effective, we will not know the extent of the impact on our business with Huawei and HiSilicon. However, it is possible that these modified regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency would have a material impact on our business and financial results.

Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei and HiSilicon; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the period ended September 29, 2019. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2019

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net revenues	$654,650	$582,038	$519,558	$2,294,965	$2,100,802
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	271,412	237,000	210,022	955,136	880,408

Gross profit	383,238	345,038	309,536	1,339,829	1,220,394
Operating expenses:
Selling and administrative (2)	117,092	109,166	100,552	437,083	390,669
Engineering and development	86,794	77,804	74,706	322,824	301,505
Acquired intangible assets amortization	9,784	9,647	10,559	40,147	39,191
Restructuring and other (3)	(2,088)	(6,500)	11,446	(13,880)	15,232

Total operating expenses	211,582	190,117	197,263	786,176	746,597

Income from operations	171,656	154,921	112,273	553,653	473,797
Interest and other expense (4)	7,770	3,188	1,144	12,881	5,996

Income before income taxes	163,886	151,733	111,129	540,772	467,801
Income tax provision (benefit) (5)	27,103	15,873	(32,662)	61,597	16,022

Net income	$136,783	$135,860	$143,791	$479,175	$451,779

Net income per common share:
Basic	$0.82	$0.80	$0.80	$2.81	$2.41

Diluted	$0.75	$0.75	$0.79	$2.67	$2.35

Weighted average common shares — basic	167,286	169,641	178,958	170,425	187,672

Weighted average common shares — diluted (6)	181,780	180,494	181,520	179,459	192,605

Cash dividend declared per common share	$0.09	$0.09	$0.09	$0.36	$0.36

(1) Cost of revenues includes:	Quarter Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Provision for excess and obsolete inventory	$6,396	$3,049	$1,720	$15,244	$11,242
Sale of previously written down inventory	(1,222)	(821)	(1,501)	(3,184)	(6,679)
Inventory step-up	64	—	—	447	372

	$5,238	$2,228	$219	$12,507	$4,935

(2)   For the three months ended September 29, 2019 and the twelve months ended December 31, 2019, selling and administrative expenses include an equity charge of $2.1 million for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(3) Restructuring and other consists of:	Quarter Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Contingent consideration fair value adjustment	$(2,796)	$(7,759)	$10,223	$(19,257)	$987
Employee severance	460	808	768	2,871	8,714
Acquisition related expenses and compensation	248	451	455	2,506	4,584
Other	—	—	—	—	947

	$(2,088)	$(6,500)	$11,446	$(13,880)	$15,232

(4) Interest and other includes:	Quarter Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Non-cash convertible debt interest	$3,496	$3,453	$3,327	$13,728	$13,064
Pension actuarial loss (gain)	7,727	—	(3,512)	8,176	(3,316)

	$11,223	$3,453	$(185)	$21,904	$9,748

(5)

For the twelve months ended December 31, 2019, income tax provision (benefit) includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return. For the quarter and twelve months ended December 31, 2018 income tax provision (benefit) includes a $52 million tax benefit related to the finalization of our toll tax charge.

(6)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2019, September 29, 2019 and December 31, 2018, 7.3 million, 5.8 million and 0.9 million shares, respectively, have been included in diluted shares. For the twelve months ended December 31, 2019 and December 31, 2018, 4.9 million and 2.7 million shares, respectively, have been included in diluted shares. For the three months ended December 31, 2019 and September 29, 2019, diluted shares also included 5.4 million and 3.6 million shares, respectively, from the convertible note hedge transaction. For the twelve months ended December 31, 2019 and December 31, 2018, diluted shares included 2.7 million and 0.5 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$773,924	$926,752
Marketable securities	137,303	190,096
Accounts receivable, net	362,368	291,267
Inventories, net	196,691	153,541
Prepayments and other current assets	188,598	170,826

Total current assets	1,658,884	1,732,482

Property, plant and equipment, net	320,216	279,821
Operating lease right-of-use assets, net	57,539	—
Marketable securities	104,490	87,731
Deferred tax assets	71,894	70,848
Other assets	22,985	11,509
Retirement plans assets	18,457	16,883
Acquired intangible assets, net	125,480	125,482
Goodwill	416,431	381,850

Total assets	$2,796,376	$2,706,606

Liabilities
Accounts payable	$126,617	$100,688
Accrued employees’ compensation and withholdings	163,883	148,566
Deferred revenue and customer advances	104,876	77,711
Other accrued liabilities	70,871	78,272
Operating lease liabilities	19,476	—
Contingent consideration	9,106	34,865
Income taxes payable	44,200	36,185

Total current liabilities	539,029	476,287

Retirement plans liabilities	134,471	117,456
Long-term deferred revenue and customer advances	45,974	32,750
Deferred tax liabilities	14,070	20,662
Long-term other accrued liabilities	17,188	37,547
Long-term contingent consideration	30,599	35,678
Long-term operating lease liabilities	45,849	—
Long-term income taxes payable	82,642	83,891
Debt	394,687	379,981

Total liabilities	1,304,509	1,184,252

Shareholders’ equity	1,491,867	1,522,354

Total liabilities and shareholders’ equity	$2,796,376	$2,706,606

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net income	$136,783	$143,791	$479,175	$451,779

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,326	17,485	70,834	67,415
Amortization	12,972	12,900	49,821	45,809
Deferred taxes	(3,186)	3,898	(6,163)	28,340
Stock-based compensation	9,075	8,250	37,897	33,577
Provision for excess and obsolete inventory	6,396	1,720	15,244	11,242
Contingent consideration fair value adjustment	(2,796)	10,223	(19,257)	987
Retirement plans actuarial losses (gains)	7,727	(3,512)	8,176	(3,316)
(Gains) Losses on marketable securities	(1,875)	3,914	(6,033)	3,494
Other	153	144	766	1,083
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(3,651)	59,869	(70,440)	(17,938)
Inventories	(13,265)	4,619	(27,408)	(29,498)
Prepayments and other assets	(5,319)	(29,683)	(21,437)	(58,402)
Accounts payable and other liabilities	28,472	(2,431)	49,279	13,693
Deferred revenue and customer advances	11,534	3,556	39,313	13,379
Retirement plans contributions	(1,311)	(1,090)	(5,086)	(4,334)
Income taxes	15,293	(47,277)	(15,931)	(80,429)

Net cash provided by operating activities	216,328	186,376	578,750	476,881

Cash flows from investing activities:
Purchases of property, plant and equipment	(38,594)	(26,110)	(134,642)	(114,379)
Proceeds from government subsidy for property, plant and equipment	—	—	—	7,920
Purchases of marketable securities	(57,162)	(109,223)	(662,701)	(918,744)
Proceeds from sales of marketable securities	45,312	2,958	105,586	846,122
Proceeds from maturities of marketable securities	218,455	336,339	611,927	1,270,439
Proceeds from life insurance	—	—	2,912	1,126
Purchase of investments and acquisition of businesses, net of cash acquired	(57,772)	—	(79,742)	(169,474)

Net cash provided by (used for) investing activities	110,239	203,964	(156,660)	923,010

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	33	14	29,312	20,973
Repurchase of common stock	(131,218)	(261,215)	(500,000)	(823,478)
Dividend payments	(15,036)	(16,002)	(61,305)	(67,322)
Payments related to net settlement of employee stock compensation awards	(192)	(182)	(14,741)	(20,023)
Payments of contingent consideration	—	—	(27,615)	(13,571)

Net cash used for financing activities	(146,413)	(277,385)	(574,349)	(903,421)

Effects of exchange rate changes on cash and cash equivalents	(169)	(222)	(569)	439

Increase (decrease) in cash and cash equivalents	179,985	112,733	(152,828)	496,909
Cash and cash equivalents at beginning of period	593,939	814,019	926,752	429,843

Cash and cash equivalents at end of period	$773,924	$926,752	$773,924	$926,752

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2019	% of Net Revenues			September 29, 2019	% of Net Revenues			December 31, 2018	% of Net Revenues
Net revenues	$654.7				$582.0				$519.6
Gross profit GAAP	$383.2	58.5%			$345.0	59.3%			$309.5	59.6%
Inventory step-up	0.1	0.0%			—	—			—	—

Gross profit non-GAAP	$383.3	58.5%			$345.0	59.3%			$309.5	59.6%
Income from operations — GAAP	$171.7	26.2%			$154.9	26.6%			$112.3	21.6%
Acquired intangible assets amortization	9.8	1.5%			9.6	1.6%			10.6	2.0%
Restructuring and other (2)	(2.1)	-0.3%			(6.5)	-1.1%			11.4	2.2%
Inventory step-up	0.1	0.0%			—	—			—	—
Equity modification charge (1)	—	—			2.1	0.4%			—	—

Income from operations — non-GAAP	$179.5	27.4%			$160.1	27.5%			$134.3	25.8%

			Net Income per common share				Net Income per common share				Net Income per common share
	December 31, 2019	% of Net Revenues	Basic	Diluted	September 29, 2019	% of Net Revenues	Basic	Diluted	December 31, 2018	% of Net Revenues	Basic	Diluted
Net income — GAAP	$136.8	20.9%	$0.82	$0.75	$135.9	23.4%	$0.80	$0.75	$143.8	27.7%	$0.80	$0.79
Acquired intangible assets amortization	9.8	1.5%	0.06	0.05	9.6	1.6%	0.06	0.05	10.6	2.0%	0.06	0.06
Interest and other (3)	3.5	0.5%	0.02	0.02	3.5	0.6%	0.02	0.02	3.3	0.6%	0.02	0.02
Equity modification charge (1)	—	—	—	—	2.1	0.4%	0.01	0.01	—	—	—	—
Restructuring and other (2)	(2.1)	-0.3%	(0.01)	(0.01)	(6.5)	-1.1%	(0.04)	(0.04)	11.4	2.2%	0.06	0.06
Pension mark-to-market adjustment (3)	7.7	1.2%	0.05	0.04	—	—	—	—	(3.5)	-0.7%	(0.02)	(0.02)
Inventory step-up	0.1	0.0%	0.00	0.00	—	—	—	—	—	—	—	—
Exclude discrete tax adjustments (4)	1.4	0.2%	0.01	0.01	(7.7)	-1.3%	(0.05)	(0.04)	(52.9)	-10.2%	(0.30)	(0.29)
Non-GAAP tax adjustments	(4.5)	-0.7%	(0.03)	(0.02)	(3.5)	-0.6%	(0.02)	(0.02)	0.3	0.1%	0.00	0.00
Convertible share adjustment (5)	—	—	—	0.03	—	—	—	0.02	—	—	—	—

Net income — non-GAAP (5)	$152.7	23.3%	$0.91	$0.88	$133.4	22.9%	$0.79	$0.77	$113.0	21.7%	$0.63	$0.63

GAAP and non-GAAP weighted average common shares — basic	167.3				169.6				179.0
GAAP weighted average common shares — diluted	181.8				180.5				181.5
Exclude dilutive shares related to convertible note transaction	(7.3)				(5.8)				(0.9)

Non-GAAP weighted average common shares — diluted (5)	174.5				174.7				180.6

(1)   For the quarter ended September 29, 2019, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(2) Restructuring and other consists of:

	Quarter Ended
	December 31, 2019				September 29, 2019				December 31, 2018
Contingent consideration fair value adjustment	$(2.8)				$(7.8)				$10.2
Acquisition related expenses and compensation	0.2				0.5				0.5
Employee severance	0.5				0.8				0.8

	$(2.1)				$(6.5)				$11.4

(3)   For the quarters ended December 31, 2019, September 29, 2019, and December 31, 2018, adjustment to exclude non-cash convertible debt interest expense. For the quarters ended December 31, 2019 and 2018, adjustment to exclude actuarial losses (gains) recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)   For the quarters ended December 31, 2019, September 29, 2019, and December 31, 2018, adjustment to exclude discrete income tax items. For the quarter ended December 31, 2018, adjustment to treat the $52 million tax benefit related to the finalization of our toll tax charge as a discrete item.

(5)   For the quarters ended December 31, 2019 and September 29, 2019, the non-GAAP diluted EPS calculation adds back $1.3 million of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 5.4 million and 3.6 million shares, respectively, related to the convertible debt hedge transaction.

	Twelve Months Ended
	December 31, 2019	% of Net Revenues			December 31, 2018	% of Net Revenues
Net Revenues	$2,295.0				$2,100.8
Gross profit GAAP	$1,339.8	58.4%			$1,220.4	58.1%
Inventory step-up	0.4	0.0%			0.4	0.0%

Gross profit non-GAAP	$1,340.2	58.4%			$1,220.8	58.1%
Income from operations — GAAP	$553.7	24.1%			$473.8	22.6%
Acquired intangible assets amortization	40.1	1.7%			39.2	1.9%
Equity modification charge (1)	2.1	0.1%			—	—
Restructuring and other (2)	(13.9)	-0.6%			15.2	0.7%
Inventory step-up	0.4	0.0%			0.4	0.0%

Income from operations — non-GAAP	$582.4	25.4%			$528.6	25.2%

			Net Income per common share				Net Income per common share
	December 31, 2019	% of Net Revenues	Basic	Diluted	December 31, 2018	% of Net Revenues	Basic	Diluted
Net income — GAAP	$479.2	20.9%	$2.81	$2.67	$451.8	21.5%	$2.41	$2.35
Acquired intangible assets amortization	40.1	1.7%	0.24	0.22	39.2	1.9%	0.21	0.20
Interest and other (3)	13.7	0.6%	0.08	0.08	13.1	0.6%	0.07	0.07
Equity modification charge (1)	2.1	0.1%	0.01	0.01	—	—	—	—
Restructuring and other (2)	(13.9)	-0.6%	(0.08)	(0.08)	15.2	0.7%	0.08	0.08
Inventory step-up	0.4	0.0%	0.00	0.00	0.4	0.0%	0.00	0.00
Pension mark-to-market adjustment (3)	8.2	0.4%	0.05	0.05	(3.3)	-0.2%	(0.02)	(0.02)
Exclude discrete tax adjustments (4)	(22.6)	-1.0%	(0.13)	(0.13)	(59.4)	-2.8%	(0.32)	(0.31)
Non-GAAP tax adjustments	(13.4)	-0.6%	(0.08)	(0.07)	(8.4)	-0.4%	(0.04)	(0.04)
Convertible share adjustment (5)	—	—	—	0.11	—	—	—	0.04

Net income — non-GAAP (5)	$493.8	21.5%	$2.90	$2.86	$448.6	21.4%	$2.39	$2.37

GAAP and non-GAAP weighted average common shares — basic	170.4				187.7
GAAP weighted average common shares — diluted	179.5				192.6
Exclude dilutive shares from convertible note	(4.9)				(3.2)

Non-GAAP weighted average common shares — diluted (5)	174.6				189.4

(1)   For the twelve months ended December 31, 2019, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(2) Restructuring and other consists of:
	Twelve Months Ended
	December 31, 2019				December 31, 2018
Contingent consideration fair value adjustment	$(19.3)				$1.0
Employee severance	2.9				8.7
Acquisition related expenses and compensation	2.5				4.6
Other	—				0.9

	$(13.9)				$15.2

(3)

For the twelve months ended December 31, 2019 and December 31, 2018, Interest and other included non-cash convertible debt interest expense. For the twelve months ended December 31, 2019 and December 31, 2018, adjustments to exclude actuarial losses (gains) recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)

For the twelve months ended December 31, 2019 and December 31, 2018, adjustment to exclude discrete income tax items. For the twelve months ended December 31, 2019, GAAP income tax provision (benefit) includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return. For the twelve months ended December 31, 2018, adjustment to treat the $52 million tax benefit related to the finalization of our toll tax charge as a discrete item.

(5)

For the twelve months ended December 31, 2019, the non-GAAP diluted EPS calculation adds back $5.2 million of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 2.7 million shares related to the convertible debt hedge transaction.

MiR’s revenue increase for the period January 1, 2019 to December 31, 2019 compared to the period April 23, 2018 to December 31, 2018 is 84%. MiR’s pro-forma revenue increase for the period January 1, 2019 to December 31, 2019 compared to the period January 1, 2018 to December 31, 2018 is 43%.

GAAP to Non-GAAP Reconciliation of First Quarter 2020 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$670 million	to	$710 million
GAAP net income per diluted share	$0.75		$0.85
Exclude acquired intangible assets amortization	0.05		0.05
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	(0.01)		(0.01)
Convertible share adjustment	0.05		0.05

Non-GAAP net income per diluted share	$0.86		$0.96

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations